Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement Nos. 333-187623, 333-187623-01 and 333-187623-02

$750MM FORD CREDIT FLOORPLAN MASTER OWNER TRUST 2015-4/2015-5

JT-BOOKS:                           BARC, DB, MS, RBS

CO-MGRS:                              BMO, BNY

SLG GRP:                                  Academy Securities, Great Pacific Securities

CLASS	$SIZE	WAL	MDY/S&P	E.FNL	L.FNL	BMK+SPD	YLD	COUP	PRICE
15-4 A-1	240.000	2.99	Aaa/AAA	08/18	08/20	IntsS +60	1.777%	1.77%	99.99868
15-4 A-2	135.000	2.99	Aaa/AAA	08/18	08/20	1ML +60		L+60	100.00000
15-4 B	17.157	2.99	***** NOT OFFERED *****
15-4 C	24.510	2.99	***** NOT OFFERED *****
15-4 D	14.706	2.99	***** NOT OFFERED *****

15-5 A	375.000	4.99	Aaa/AAA	08/20	08/22	IntsS +80	2.411%	2.39%	99.95782
15-5 B	17.157	4.99	Aa1/AA+	08/20	08/22	IntS +95	2.561%	2.54%	99.96517
15-5 C	24.510	4.99	***** NOT OFFERED *****
15-5 D	14.706	4.99	***** NOT OFFERED *****

TICKER:	FORDF	EXPECTED RATINGS:	MOODY’S/S&P
EXPECTED SETTLE:	08/18/15	ERISA ELIGIBLE:	YES
FIRST PAY DATE:	09/15/15	BILL & DELIVER:	BARCLAYS
EXPECTED PRICING:	PRICED	MIN DENOM:	$1K X $1K
REGISTRATION:	SEC-REG

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV.  ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.